EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-261299 on Form S-6 of our report dated December 28, 2021, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 54, comprising Quality Dividend Strategy, Series 3, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

December 28, 2021